Exhibit 10.2

Clearlake Capital Group, L.P. 233 Wilshire Blvd., Suite 800 Santa Monica, CA 90401 T: 310.400.8800 F: 310.400.8801

December 27, 2023

Re:	Resignation

Ladies and Gentlemen:

This resignation letter is being delivered to Janus International Group, Inc., a Delaware corporation (the “Company”), by the undersigned. I, the undersigned, hereby resign from my office as a director of the Company with immediate effect upon the election or appointment of my replacement. The undersigned hereby acknowledges that the undersigned is voluntarily resigning from this position and not as a result of any disagreement with the Company, its management or the Board of Directors.

Very truly yours,

/s/ José E. Feliciano
Name: José E. Feliciano